Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 5, 2003, except for Note 22, as to which the dates are September 12, 2003 and September 22, 2003, relating to the financial statements and financial statement schedule of Authentidate Holding Corp., which appears in Authentidate Holding Corp.’s Annual Report on Form 10-K/A for the year ended June 30, 2003.

/s/ PricewaterhouseCoopers LLP

Albany, New York

August 17, 2004